Exhibit 1.1

NETSTREIT Corp.

Shares of Common Stock

UNDERWRITING AGREEMENT

[                 ], 2020

WELLS FARGO SECURITIES, LLC

BofA SECURITIES, INC.

CITIGROUP GLOBAL MARKETS INC.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

JEFFERIES LLC
as Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Ladies and Gentlemen:

Each of NETSTREIT Corp., a Maryland corporation (the “Company”), NETSTREIT, L.P., a Delaware limited partnership (the “Operating Partnership”), acting jointly and severally, and certain stockholders of the Company, acting severally and not jointly, listed on Schedule I hereto (the “Selling Stockholders”), confirms its agreement with each of the Underwriters listed on Schedule II hereto (collectively, the “Underwriters”), for whom Wells Fargo Securities, LLC (“Wells Fargo”), BofA Securities, Inc. (“BofA Securities”), Citigroup Global Markets Inc. (“Citigroup”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Jefferies LLC are acting as representatives (in such capacity, together, the “Representatives”), with respect to (i) the sale by the Company and the Selling Stockholders of an aggregate of [·] shares (the “Initial Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) in the respective numbers of shares set forth opposite the names of the Company and each Selling Stockholder in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of [·] additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of each of the Underwriters listed in Schedule II hereto. The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.”

The Company, the Operating Partnership and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company, the Operating Partnership, the Selling Stockholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated (an affiliate of BofA Securities, Inc., a participating Underwriter, hereafter referred to as “Merrill Lynch”), agree that up to 5% of the Initial Shares to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by Merrill Lynch to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all

other applicable laws, rules and regulations.  The Company has solely determined, without any direct or indirect participation by the Underwriters or Merrill Lynch, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by Merrill Lynch.  To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 11:59 PM. (New York City time) on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-[           ]) including a related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.

The term “Disclosure Package” means (i) the preliminary prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined below) (such preliminary prospectus, the “Preliminary Prospectus”), (ii) the Issuer Free Writing Prospectuses and Free Writing Prospectuses (as defined below), if any, identified in Part A of Schedule III hereto, and (iii) the pricing information included in Part B of Schedule III hereto, all considered together.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

Each Selling Stockholder has executed and delivered a Custody Agreement and a Power of Attorney in the forms attached hereto as Exhibits A-1 and A-2, respectively (collectively, the “Custody Agreement and Power of Attorney”), pursuant to which each Selling Stockholder that is a party thereto has placed the Initial Shares to be sold by it pursuant to this Agreement in custody and appointed the persons designated therein as attorneys in fact (the “Attorneys”) with the authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.

The Company, each of the Selling Stockholders and the Underwriters agree as follows:

1.                                      Sale and Purchase:

(a)                                 Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters an aggregate of [·] Initial Shares at the purchase price per share of Common Stock of $[·] (the “Purchase Price”), (ii) each Selling Stockholder agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite such Selling Stockholder’s name at the Purchase Price, and (iii) each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Initial Shares set forth in Schedule II opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares, at the Purchase Price.

(b)                                 Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the Purchase Price, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Initial Shares but not payable on the Option Shares, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company up to an additional [·] shares of Common Stock. The option hereby granted will expire 30 days after the date hereof and may be exercised no more than twice, in whole or in part, during such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than three full business days (and shall not, without the consent of the Company, be earlier than two full business days) after the exercise of such option, nor in any event prior to the Closing Time (as defined below). If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Shares, subject to such adjustments among the Underwriters as in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.                                      Payment and Delivery:

(a)                                 Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names and amounts as the Representatives may request upon at least 48 hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified to the Representatives by the Company and each of the Selling Stockholders, upon at least 48 hours’ prior notice. To the extent the Initial Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on [            ], 2020 (unless another time and date shall be agreed to by the Representatives and the Company) (the “Closing Date”). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b)                                 Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company, upon at least 48 hours’ prior notice. To the extent the Option Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least 24 hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

3.                                      Representations and Warranties of the Company and the Operating Partnership:

The Company and the Operating Partnership, jointly and severally, hereby represent and warrant to the Underwriters, as of the date of this Agreement, as of the Closing Time and as of each Option Closing Time (if any), and agree with each of the Underwriters, as follows:

(a)                                 The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied with any request on the part of the Commission for additional information.

(b)                                 The Registration Statement as of its effective date and as of the date hereof complied and, as it may be further amended after the date hereof, will comply, and the Preliminary Prospectus, the Prospectus and any further amendments or supplements thereto, each when filed with the Commission, complied or will comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(c)                                  The Registration Statement did not, as of its effective date or as of the date of any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will not, as of the applicable filing date, at the Closing Time and on each Option Closing Time, if any, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Disclosure Package as of [   ] [a.m./p.m.] New York City time on [            ], 2020 (the “Initial Sale Time”) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus, when considered together with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties made in this Section 3(c) shall not apply to any statement in or omitted from the Registration Statement, the Prospectus or the Disclosure Package in reliance upon and in conformity with (i) the information furnished to the Company in writing by or on behalf of the Underwriters through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the last sentence of Section 11(c)) or (ii) the Selling Stockholder Information (as defined below).

(d)                                 Each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement.

(e)                                  The Company is not an “ineligible issuer” in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; and any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations.

(f)                                   Except for the Issuer Free Writing Prospectuses identified in Schedule III hereto, and any electronic road show relating to the public offering of the Shares, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus.

(g)                                  The Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Representatives for use in connection with the public offering of the Shares contemplated herein have been or will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(h)                                 From the time of initial confidential submission of a draft registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act (an “EGC”).

(i)                                     None of the Company nor any of its affiliates has (i) engaged in any Testing the Waters Communication (as defined below) other than through, or as disclosed to, the Representatives or (ii) authorized anyone other than the Representatives to engage in Testing the Waters Communications; the Company reconfirms that the

Representatives have been authorized to act on its behalf in undertaking Testing the Waters Communications. “Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Except through, or as disclosed to, the Representatives, none of the Company nor any of its affiliates has distributed any Written Testing the Waters Communications (as defined below). “Written Testing the Waters Communications” means any Testing the Waters Communication that is a “written communication” within the meaning of Rule 405 under the Securities Act; no individual Written Testing the Waters Communication, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)                                    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company or the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k)                                 The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Operating Partnership is duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. NETSTREIT GP, LLC is the sole general partner of the Operating Partnership, and the Agreement of Limited Partnership of the Operating Partnership is in full force and effect; the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Registration Statement, the Disclosure Package and the Prospectus; provided that to the extent any portion of the Underwriters’ option to purchase Option Shares is exercised as of the Closing Date, the percentage interest of such partners in the Operating Partnership will be adjusted accordingly and, additionally, to the extent any portion of such option is exercised subsequent to the Closing Date, the Company will contribute the proceeds from the sale of the Option Shares to the Operating Partnership in exchange for a number of Class A units of limited partnership in the Operating Partnership equal to the number of Option Shares issued.

(l)                                     Each subsidiary of the Company (all of which are listed in Exhibit 21.1 to the Registration Statement) (each, including the Operating Partnership, a “Subsidiary,” and collectively, the “Subsidiaries”) has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company, or similar entity in good standing under the laws of the jurisdiction of its incorporation, formation or organization, with requisite power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; the Subsidiaries are the only subsidiaries, direct or indirect, of the Company; no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid, non-assessable (only with respect to Subsidiaries that are corporations), and are owned by the Company or another Subsidiary free and clear of any lien, encumbrance or claim (each, a “Lien”) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(m)                             The Company had, as of the date indicated in the Preliminary Prospectus and the Prospectus, and will have, as of the Closing Time and each Option Closing Time (if any), the duly authorized capitalization set forth in the Disclosure Package and the Prospectus under the caption “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; all of the issued and outstanding shares of capital stock of the Company and all of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have not been issued in violation of or subject to any preemptive right or other similar right of stockholders, partners, or members, as applicable, arising by operation of law, under the Company’s charter or bylaws (each as amended and/or supplemented, collectively, the “Company Charter Documents”) or under the charter, bylaws, limited partnership agreement, operating agreement or other organizational documents of each of the Subsidiaries (the “Subsidiary Charter Documents” and, together with the Company Charter Documents, the “Charter Documents”), under any agreement to which the Company or any of the Subsidiaries is a party, or otherwise; other than the common units of limited partnership (“OP Units”) in the Operating Partnership to be outstanding upon the closing of this offering and as described in the Disclosure Package and the Prospectus, there are, and as of the Closing Time there will be, no other partnership interests in the Operating Partnership outstanding; none of such OP Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the

Company to issue or sell any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(n)                                 The Shares have been duly authorized for sale, issuance, and delivery pursuant to this Agreement, and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any Lien, and the sale, issuance, and delivery of the Shares by the Company pursuant to this Agreement are not subject to any preemptive right, drag-along right, tag-along right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under any of the Company Charter Documents, under any agreement to which the Company is a party, or otherwise, other than (i) as provided for in the Registration Rights Agreement, dated as of December 23, 2019, by and between the Company and Stifel (the “Registration Rights Agreement”), (ii) as provided for in the Continuing Investor Registration Rights Agreement, dated December 23, 2019, by and among the Company, the Operating Partnership and certain continuing investors (together with the Registration Rights Agreement, the “Registration Rights Agreements”) or (iii) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus; the form of certificates for the Shares conforms to the Maryland General Corporation Law and to any requirements of the Company Charter Documents.

(o)                                 The Company and each of the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary, except where any failure to be so qualified or licensed would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p)                                 The Company and each of the Subsidiaries has good and valid title to all assets and properties reflected as owned by it in the Registration Statement, the Disclosure Package and the Prospectus (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of any Liens, except such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any material real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company and such Subsidiary, with such exceptions as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and none of the Company or the Subsidiaries has received any notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease, except for any exceptions or claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)                                 Each of the real property interests owned, leased or permitted by the Company and each of the Subsidiaries, as applicable, complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants except such failures (if any) as are disclosed in the Registration Statement, the Disclosure Package or the Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or threatened condemnation, zoning change or other similar proceeding or action that will, in any material respect, affect the size or use of, improvements on, construction on or access to such properties, except such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(r)                                    The Company and each of the Subsidiaries owns or possesses such licenses or other rights to use or has access to such material patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) as are necessary to conduct its respective businesses as currently conducted as described in the Registration Statement, the Disclosure Package and the Prospectus, and none of the Company or any of the Subsidiaries has received written notice of any infringement of or conflict with (and none of the Company or any of the Subsidiaries knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would render any Intangibles invalid or inadequate to protect the interests of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)                                   The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company IT Systems are reasonably adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology, and, to the Company’s knowledge, there have been no material breaches, violations, outages or unauthorized uses of or accesses to the Company IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data), nor any incidents under internal review or investigations relating to the same, except for those that have been remedied without material cost or liability.

(t)                                    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its Subsidiaries nor agent, affiliate or other person or entity associated with or acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(u)                                 There are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the directors or executive officers of the Company or any Subsidiary, or any of the immediate family members of any of them.

(v)                                 Except with respect to the Underwriters, none of the Company or the Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby.

(w)                               The Company is not in breach of, in default under, or in violation of (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, default under, or violation of) (and, with respect to clause (iii) below, has not violated or received written notice of any violation of), (i) any of the Company Charter Documents, (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any lease, contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties are bound or affected, or (iii) any law, rule, regulation, order, decree or judgment (each, a “Law”) applicable to the Company, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)                                 None of the Subsidiaries is in breach of, in default under, or in violation of (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, default under, or violation of) (and, with respect to clause (iii) below, has not violated or received written notice of any violation of), (i) any of its Charter Documents, (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any lease, contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) any Law applicable to such Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)                                 The execution, delivery and performance by the Company and the Operating Partnership of this Agreement, the consummation by the Company and the

Operating Partnership of the transactions contemplated hereby, the compliance by the Company and the Operating Partnership with the terms and provisions hereunder, the sale, issuance and delivery of the Shares by the Company and the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Company Charter Documents, (ii) any provision of any lease, contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the respective properties of the Company or any of the Subsidiaries are bound or affected, or (iii) any Law, license, permit, consent or authorization (each a “Legal Requirement”) issued by any federal, state or local government, regulatory commission, court, administrative agency or commission, or other governmental body, board, agency, authority or instrumentality of competent jurisdiction (each a “Governmental Authority”) applicable to the Company or any of the Subsidiaries, except in the case of clauses (ii) or (iii) above for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or result in the creation or imposition of any material Lien upon any property or asset of the Company or any Subsidiary.

(z)                                  This Agreement has been duly authorized by all necessary corporate action on the part of the Company and the Operating Partnership, and at the Closing Time will have been duly executed and delivered by the Company and the Operating Partnership, and will constitute a legal, valid and binding agreement, enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(aa)                          The Shares and this Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(bb)                          No approval, authorization, consent or order of or filing with any Governmental Authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of the transactions contemplated hereby, or the sale, issuance and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time or the applicable Option Closing Time, as the case may be, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by the Underwriters, (iii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered; (iv) as may be required under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), the New York Stock Exchange (the “NYSE”), or the rules and regulations of the FINRA, and (v) such other approvals, authorizations, consents, orders or filings the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc)                            To the knowledge of the Company, none of the Invitees is domiciled outside of the United States. The Preliminary Prospectus, the Prospectus, the Disclosure Package, each Issuer Free Writing Prospectus and any amendments or supplements thereto complied and will comply with any applicable laws, rules and regulations of any foreign jurisdictions in which any such document has been or will be distributed in connection with offers and sales of Reserved Securities and no consent, approval or authorization or order of, or filing or registration with, any Governmental Authority (except such as have been made or obtained, as the case may be) was, is or will be required under the laws, rules or regulations of any foreign jurisdiction in which any Reserved Securities have been or will be offered or sold.

(dd)                          In connection with any offer and sale of Reserved Securities outside the United States, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed.  The Company has not offered, or caused Merrill Lynch to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(ee)                            The Company and each of the Subsidiaries have all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any Legal Requirement (collectively, the “Authorizations”) required in order to conduct its respective business as described in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that any failure to have any such Authorizations, to make any such filings, or to obtain any such Authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and each of the Subsidiaries has complied with the terms of the necessary Authorizations and there are not pending modifications, amendments or revocations of the Authorizations that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and the Subsidiaries have paid all fees due to Governmental Authorities pursuant to the Authorizations, except to the extent that any failure to pay any such fees would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all reports required to be filed in connection with the Authorizations have been timely filed and are accurate and complete, except to the extent that any failure to file a complete and accurate report in a timely manner would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; true and correct (in all material respects) copies of the material Authorizations and all material amendments thereto through the date hereof have been delivered or made available to the Underwriters; and the Company and the Subsidiaries are not in violation of, or in default under, any such Authorizations or any Legal Requirement issued by a Governmental Authority applicable to the Company or any such Subsidiary, the effect of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ff)                              There is no outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority or arbitrator affecting the business of the Company or any of the Subsidiaries, which questions the validity of any action taken or to be taken pursuant to this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement; and there is no litigation, arbitration, investigation or other proceeding of or before any Governmental Authority pending, or, to the knowledge of the Company, threatened in writing, against the Company, any Subsidiary, any stockholder of the Company, or any stockholder or member of any Subsidiary, the result of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg)                            The Registration Statement, the Disclosure Package and the Prospectus contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company and Subsidiaries that are required to be described in the Registration Statement; and the copies of all leases, contracts, agreements, instruments and other documents (including all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Underwriters or their counsel or that are filed as exhibits to the Registration Statement are complete and genuine in all material respects and include all material collateral and supplemental agreements thereto.

(hh)                          The statements made in the Registration Statement, the Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms and contracts and other documents so described, constitute accurate summaries of the terms of the contracts and documents in all material respects.

(ii)                                  No relationship, direct or indirect, exists between or among the Company, or any Subsidiary, on the one hand, and the director, officers or significant stockholders of the Company or any Subsidiary, on the other hand, which are required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package or the Prospectus and which is not so described.

(jj)                                Other than as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus or as is not required by the Securities Act and the Securities Act Regulations to be described in a prospectus included in a registration statement filed by the Company on Form S-11 under the Securities Act, there are no actions, suits, proceedings, inquiries or investigations (collectively, “Proceedings”) pending or, to the knowledge of the Company, threatened against the Company, any of the Subsidiaries, or any of their respective properties, directors, director nominees identified as such in the Disclosure Package, officers, prospective officers identified as such in the Disclosure Package or affiliates at law or in equity, or before or by any Governmental Authority.

(kk)                          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, and except as may be otherwise stated in each of the Registration Statement, the Disclosure Package and the Prospectus, there has not been (i) any event, circumstance or change in circumstance that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any of the Subsidiaries, contemplated or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, other than in the ordinary course of business, which is material to the Company or any of the Subsidiaries, or (iv) any dividend or distribution of any kind declared, paid or made by the Company or any of the Subsidiaries on any class of its equity securities, or any purchase by the Company or any of the Subsidiaries of any of its outstanding equity securities.

(ll)                                  None of the Company or the Subsidiaries is or, upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”)).

(mm)                  There are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act other than pursuant to the Registration Rights Agreements.

(nn)                          The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(oo)                          Each of the directors named in the Registration Statement, the Disclosure Package and the Prospectus and identified as “independent” is independent within the meaning of the corporate governance rules of the NYSE.

(pp)                          None of the Company nor any of the Subsidiaries or their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the FINRA) any member firm of FINRA.

(qq)                          None of the Company nor any of the Subsidiaries or their respective directors, officers, affiliates or representatives has taken, directly or indirectly, any action that might reasonably be expected to cause or result (under the Securities Act, the Exchange Act or otherwise) in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(rr)                                The Company and each of the Subsidiaries carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) in such amounts and covering such risks as each of them reasonably believes is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by the Registration Statement, the Disclosure Package and the

Prospectus, and as is customary for companies engaged in businesses similar to the business of the Company, all of which insurance is in full force and effect; the Company and each of the Subsidiaries is in compliance with the terms of such insurance policies in all material respects; except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ss)                              The consolidated financial statements of the Company, including any accounting predecessor identified in the Registration Statement, the Disclosure Package and the Prospectus, including the notes and schedules thereto, included in the Registration Statement, the Disclosure Package and the Prospectus, (i) fairly present in all material respects the financial condition of the Company or such accounting predecessor, as of the respective dates thereof, and the results of operations and statements of cash flows for the periods then ended and (ii) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and in accordance with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; the unaudited pro forma consolidated financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements, the assumptions used in the preparation of such pro forma financial statements are reasonable in all material respects and the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein; no pro forma financial information, financial statements or supporting schedules other than those included or incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package are required to be included in the Registration Statement, the Prospectus or the Disclosure Package, including by application of waivers granted by the Commission.

(tt)                                KPMG LLP, who has certified certain financial statements and supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus, whose report with respect to such financial statements is included in the Registration Statement, the Disclosure Package and the Prospectus, and who has delivered a comfort letter referred to in Section 8(d) hereof, is an independent registered public accountant with respect to the Company or its applicable predecessor within the meaning of the Securities Act, the Securities Act Regulations, and the Public Company Accounting Oversight Board (United States), as required by the Securities Act.

(uu)                          The Company maintains systems of internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences; and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses or significant deficiencies (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) in the Company’s internal controls over financial reporting; the Company has established disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(vv)                          The operations of the Company and its Subsidiaries are and have been conducted at all times since formation in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.

(ww)                      Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers or employees, agents or affiliates or other person or entity associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Burma (Myanmar), Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(xx)                          Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director or officer of the Company, any of the Subsidiaries or any agent, employee or affiliate of the Company or any of the Subsidiaries is in violation of applicable Export and Import Laws (as defined below), and there are no claims, voluntary disclosures, complaints, charges, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries by any Governmental Authority under any applicable Export and Import Laws; the term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Control Reform Act of 2018, the Export Administration Regulations, the Trading with the Enemy Act, the International Emergency Economic Powers Act, and similar export controls, sanctions or regulations issued pursuant to those statutory authorities prohibiting unlicensed transactions (including exports of services, technology, data, or goods) with particular countries or entities, all other laws and regulations of the United States regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(yy)                          The Company, the Subsidiaries and their respective ERISA Affiliates are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “single-employer plan” (as defined in Section 4001(a)(15) of ERISA) for which the Company, any of the Subsidiaries or any of their respective ERISA Affiliates would have any liability; none of the Company or the Subsidiaries or any of their respective ERISA Affiliates has incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “single-employer plan” or “multiemployer plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA) or (ii) with respect to any “single-employer plan” or, “multiemployer plan” (to the extent applicable), Sections 412 or 4971 of the Code; and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, “ERISA Affiliate” means, with respect to the

Company or a Subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company or such Subsidiary is a member.

(zz)                            No material labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened, and none of the Company or any of the Subsidiaries is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or Subsidiary’s principal suppliers, contractors or customers, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has received written notice of any violation, or, to the Company’s knowledge, is in violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(aaa)                   Except where such failure to accurately prepare or timely file a tax return or pay or make a provision for an assessment or Lien would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or where such matters are the subject of a pending bona fide dispute with taxing authorities, (i) the Company and each of the Subsidiaries have accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges (whether or not such amounts are shown as due on any tax return), and (ii) there is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, other than Liens for taxes not yet due and payable; and no material deficiency assessment with respect to a proposed material adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes has been asserted or, to the knowledge of the Company or such Subsidiary, as applicable, threatened.

(bbb)                   Except as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus, the Company has no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons.

(ccc)                      Except as described in the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) none of the Company or any of the Subsidiaries is in violation of any Law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of occupational health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, Laws relating to the release or threatened release or exposure of any person to chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each of the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance, violation, investigations or Proceedings relating to any Environmental Law or Hazardous Materials against the Company or any Subsidiary, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or a Proceeding by any private party or Governmental Authority, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

(ddd)                   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, at the Closing Time, the Company and the Subsidiaries will possess or have the right to use all of the assets, tangible and intangible, that they require to conduct their respective businesses as presently conducted, and there are no assets reasonably necessary for the conduct of their businesses as presently conducted that will not be transferred, licensed or leased to them as of the Closing Time.

(eee)                      Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Disclosure Package and the Prospectus are not based on or derived from sources that the Company reasonably believes are reliable and accurate in all material respects.

(fff)                         The Company has taken all necessary actions to ensure that the Company and the Subsidiaries are in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to comply as of the date of this Agreement.

(ggg)                      No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(hhh)                   Commencing with the Company’s short taxable year ended December 31, 2019, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operations, as described in each of the Registration Statement, the Disclosure Package and the Prospectus, will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable year ending December 31, 2020 and thereafter. To the knowledge of either the Company or the Operating Partnership, there is no event that would cause, or is likely to cause, the Company to fail to qualify as a REIT under the Code.

(iii)                               The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of 180 days following the date of this Agreement.  Merrill Lynch will notify the Company as to which persons will need to be so restricted.  Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse Merrill Lynch for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release (for the avoidance of doubt, any such expenses incurred shall be subject to the cap in Section 7(a)).

Any certificate signed by any officer of the Company, the Operating Partnership or any Subsidiary delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company, the Operating Partnership or such Subsidiary to the Underwriters as to the matters covered thereby.

4.                                      Representations and Warranties of the Selling Stockholders:

Each Selling Stockholder, severally and not jointly, represents and warrants to the Underwriters and the Company as of the date hereof, the Initial Sale Time and as of the Closing Time, and agrees with each Underwriter, as follows:

(a)                                 All of the Shares to be sold to the Underwriters by the Selling Stockholders were acquired pursuant to the transactions contemplated by the Purchase/Placement Agreement, dated as of December 19, 2019, as amended by Amendment No.1 to the Purchase/Placement Agreement, dated as of January 10, 2020, and Amendment No. 2 to the Purchase/Placement Agreement, dated as of January 30, 2020, by and among the Company, the Operating Partnership, and Stifel;

(b)                                 Such Selling Stockholder has full power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney to which it is a party. Each of the Custody Agreement and Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms thereof and hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(c)                                  Such Selling Stockholder now has, and immediately prior to the Closing Time will have, (i) a valid “security entitlement” (within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “New York UCC”)) in respect of the Shares to be sold by such Selling Stockholder hereunder, in each case free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Custody Agreement and Power of Attorney, as applicable), and (ii) full legal power and authority to enter into this Agreement and to sell, transfer and deliver a security entitlement in respect of such Shares to the Underwriters hereunder, and to make the representations, warranties and agreements made by such Selling Stockholder herein. Upon (1) payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, (2) delivery of such Shares, as directed by the

Underwriters, to Cede & Co., or such other nominee as may be designated by DTC, (3) registration of such Shares in the name of DTC, Cede & Co., or such other nominee and (4) DTC indicating by book entries on its books that security entitlements with respect to such Shares have been credited to the Underwriters’ securities accounts, (x) the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-501 of the New York UCC) with respect to such Shares and no action based on an “adverse claim” (as defined in Section 8-102 of the New York UCC) may be asserted against the Underwriters with respect to such security entitlement, and (y) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the New York UCC (assuming, in each case, that (A) none of DTC, Cede & Co., any such other nominee or any Underwriter will have “notice of any adverse claim” to any of such Shares within the meaning of Section 8-105 of the New York UCC, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC, and (C) the jurisdiction of DTC is New York);

(d)                                 The performance of this Agreement, the Custody Agreement and Power of Attorney by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein and therein will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the certificate or articles of incorporation, other charter or similar constitutive documents, or the bylaws of such Selling Stockholder, (ii) any provisions of any lease, contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Selling Stockholder is a party or by which it or its properties are bound or affected, or (iii) any Legal Requirement issued by a Governmental Authority applicable to such Selling Stockholder, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not reasonably be expected, individually or in the aggregate, to materially interfere with such Selling Stockholder’s ability to perform its obligations under this Agreement;

(e)                                  No approval, authorization, consent or order of or filing with any Governmental Authority having jurisdiction over such Selling Stockholder is required in connection with such Selling Stockholder’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) as may be required under the Securities Act and the Exchange Act, the NYSE or the rules and regulations of FINRA and (iv) such other approvals, authorizations, consents, orders or filings, the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to materially interfere with such Selling Stockholder’s ability to perform its obligations under this Agreement;

(f)                                   Such Selling Stockholder is not prompted to sell Shares by any material information concerning the Company or its Subsidiaries which is not set forth in the Registration Statement, the Disclosure Package and the Prospectus;

(g)                                  All information with respect to such Selling Stockholder contained in the Registration Statement as of its effective date and as of the date hereof, did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; each of the Prospectus, and any amendment or supplement thereto, as of the applicable filing date, and the Disclosure Package, as of the Initial Sale Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall only apply to any statements or omissions in the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Stockholder specifically for use in the Registration Statement, the Disclosure Package or the Prospectus, together with any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, it being understood and agreed that the only such information furnished by or on behalf of such Selling Stockholder consists of the information relating to such Selling Stockholder in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Selling Stockholders” and the footnotes thereunder, excluding any percentages set forth therein (the “Selling Stockholder Information”);

(h)                                 Such Selling Stockholder has not distributed and will not distribute any Free Writing Prospectus, preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares, except for any such distribution to which the Representatives have consented in advance; and such Selling Stockholder has not taken, directly or indirectly, any action intended, or which would reasonably be expected, to cause or result in, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(i)                                     The Shares to be sold hereunder by such Selling Stockholder have been placed in custody, for the purpose of making delivery of such Shares under this Agreement and under the Custody Agreement and Power of Attorney which, among other things, appoints Computershare Trust Company, N.A., as custodian (the “Custodian”), for such Selling Stockholder; such Selling Stockholder agrees that the Shares held in custody for him or it under the Custody Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest thereunder of the Custodian, the Attorneys, the Underwriters, each other Selling Stockholder and the Company; that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Attorneys by such Selling Stockholder are, to the extent provided in the Custody Agreement and Power of Attorney, irrevocable; and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event; if any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Attorneys and the Custodian pursuant to the Custody

Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorneys, or either of them, shall have received notice thereof;

(j)                                    Such Selling Stockholder has not relied upon the Representatives or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(k)                                 Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statement, the Disclosure Package and the Prospectus under “Description of Our Capital Stock” and “Shares Eligible for Future Sale”;

(l)                                     Neither such Selling Stockholder nor any of its subsidiaries, nor, to the knowledge of such Selling Stockholder, any officer, director or employee of such Selling Stockholder purporting to act on behalf of such Selling Stockholder or any of its Subsidiaries, nor any agent, affiliate or other person or entity acting on behalf of such Selling Stockholder or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Such Selling Stockholder and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(m)                             The operations of such Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance with the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder or any of its subsidiaries, threatened;

(n)                                 Neither such Selling Stockholder nor any of its subsidiaries nor, to its knowledge, any of their respective directors, officers, agents, employees, affiliates or other person or entity acting on behalf of such Selling Stockholder or any of its subsidiaries is currently the subject or the target of any Sanctions, nor is such Selling Stockholder nor any of its subsidiaries located, organized or resident in a Sanctioned Country; and such Selling Stockholder will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, such Selling Stockholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country;

(o)                                 Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(p)                                 Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus; and

(q)                                 Except as otherwise disclosed to the Underwriters in writing, such Selling Stockholder is not a member of or an affiliate of or associated with any member of FINRA.

5.                                      Certain Covenants of the Company:

The Company hereby agrees with each Underwriter:

(a)                                 to furnish such information as may be required and otherwise to reasonably cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as the Representatives may designate to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or other foreign entity or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

(b)                                 to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to, and within the time period required by, Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act and to deliver to the Underwriters copies of the Prospectus in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations;

(c)                                  to furnish a copy of each proposed Issuer Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto;

(d)                                 to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(e)                                  to advise the Representatives promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(f)                                   to advise the Underwriters promptly, confirming such advice in writing, of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, (i) would require the making of any change in the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) would require amending or supplementing the Disclosure Package or the Prospectus so that the Disclosure Package or the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iv) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply in all material respects with the requirements of the Securities Act or the Securities Act Regulations, to promptly prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, Disclosure Package or the Prospectus comply in all material respects with such requirements, to furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission, to file no such amendment or supplement to which the Representatives shall reasonably object in writing and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of such amendment or supplement;

(g)                                  if requested, to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (excluding all exhibits filed therewith) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

(h)                                 to apply the net proceeds from the sale of the Shares by the Company in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus;

(i)                                     to make generally available to its security holders and to deliver to the Representatives (which may be satisfied with the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor thereto) as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

(j)                                    to use its commercially best efforts to maintain the listing of the Shares on the NYSE;

(k)                                 to promptly notify the Representatives if the Company ceases to be an EGC at any time prior to the later of (i) the completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(m) below;

(l)                                     for a period of 180 days after the date of this Agreement, to refrain, and to cause NETSTREIT GP, LLC, for itself and in its capacity as general partner of the Operating Partnership, to refrain and cause the Operating Partnership to refrain, without the prior written consent of Wells Fargo, BofA Securities, Citigroup and Stifel (which consent may be withheld or delayed at the discretion of Wells Fargo, BofA Securities, Citigroup and Stifel), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) filing of a registration statement and the sale of the shares of Common Stock in accordance with the terms of the Registration Rights Agreements, (iii) any shares of Common Stock issued by the Company upon the exercise of an option or exchange or redemption of any other security outstanding on the date hereof and referred to in each of the Registration Statement, the Disclosure Package and the Prospectus, (iv) such issuances of options or grants of restricted stock or other equity-based awards under the Company’s stock option and incentive plans described in each of the Registration Statement, the Disclosure Package and the Prospectus and the issuance of shares issuable upon exercise of any such equity-based awards, (v) the filing by the Company of registration statements on Form S-8 with respect to the Company’s stock option and incentive plans described in the Preliminary Prospectus, (vi) issuances not to exceed 25% in the aggregate of the total shares of Common Stock outstanding, calculated following the issuance and sale of Shares hereunder (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Common Stock (including OP Units)), in connection with any acquisition, merger, consolidation or joint venture, including the filing of any registration statement under the Securities Act in connection therewith; provided that the acquirer of any such shares of Common Stock so issued enters into an agreement in the form of Exhibit B hereto with respect to such shares of Common Stock for the remainder of the 180-day restricted period or (vii) the transfer of shares of the Company’s stock pursuant to Article VII of the Company’s charter; and

(m)                             that the Company will not, without the prior written consent of Wells Fargo and Stifel (which consent may be withheld or delayed in Wells Fargo’s and Stifel’s sole discretion), waive the 60-day lock-up applicable to holders of the Common Stock pursuant to Section 8 of the Registration Rights Agreement.

6.                                      Certain Covenants of the Selling Stockholders:

Each Selling Stockholder hereby agrees with each Underwriter:

(a)                                 to deliver to the Representatives prior to the Closing Time a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person, within the meaning of the Code) or Form W-9 (if the Selling Stockholder is a United States person, within the meaning of the Code);

(b)                                 to deliver to the Representatives a properly completed and executed certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network, together with copies of identifying documentation, in form and substance reasonably satisfactory to the Representatives, and to provide such additional supporting documentation as the Representatives have requested or may reasonably request in connection with the verification of the foregoing certificate;

(c)                                  for a period of 180 days after the date of this Agreement, such Selling Stockholder will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities convertible into or exercisable or exchangeable for equity securities of the Company which may be deemed to be beneficially owned by such Selling Stockholder in accordance with the rules and regulations of the Commission and equity securities which may be issued upon exercise of a stock option or warrant, including OP Units), or publicly disclose the intention to make any offer, sale, pledge or disposition, or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case without the prior written consent of Wells Fargo, BofA Securities, Citigroup and Stifel, other than the Shares to be sold by such Selling Stockholder hereunder; provided, however, that: (A) notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s charter, such Selling Stockholder may transfer any securities of the Company (including, without limitation, Common Stock) as follows: (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 6(c), (ii) to any trust for the direct or indirect benefit of such Selling Stockholder or the immediate family of such Selling Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in this Section 6(c), (iii) as a distribution to stockholders, partners or members of such Selling Stockholder; provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth in this Section 6(c), (iv) any transfer required under the Company’s amended and restated bylaws, (v) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in this Section 6(c), or (vi) with respect to sales of securities acquired after the Closing Time in the open market; provided, however, that, in each case, no filing under Section 16 of the Exchange Act, is required or otherwise made (for purposes of this Section 6(c), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); (B) in the event that Wells Fargo, BofA Securities, Citigroup and Stifel grant any concession or release to any of the Company’s officers or directors under the lock-up agreement between the Representatives and any such officer or director, Wells Fargo, BofA Securities, Citigroup and Stifel will grant a proportionate concession or release to each Selling Stockholder under this Section 6(c); and (C) for the avoidance of doubt, nothing in this Section 6(c) shall prevent such Selling Stockholder from, or restrict the ability of such Selling Stockholder to purchase shares of Common Stock on the open market; and

(d)                                 it will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

7.                                      Payment of Expenses:

(a)                                 The Company and the Operating Partnership agree to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), the preparation, issuance and delivery of certificates for the Shares, if any, to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares by the Company to the Underwriters, the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters in an amount not to exceed $5,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, filing for review of the public offering of the Shares by FINRA (including the legal fees and other reasonable disbursements of counsel for the Underwriters relating thereto in an amount not to exceed $20,000), the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, the fees and expenses incurred in connection with the listing of the Shares on the NYSE, the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, the cost of travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half the cost of aircraft and other transportation chartered in connection with the road show (it being understood and agreed that the Underwriters shall pay lodging, commercial airfare and other expenses attributable to employees of the Underwriters and one-half of the cost of any aircraft and other transportation chartered in connection with the road show), the reasonable fees and other reasonable expenses of one counsel to the Selling Stockholders in the maximum amount of $50,000, all costs and expenses of Merrill Lynch, including the fees and disbursements of counsel (such counsel’s fees not to exceed $5,000) for Merrill Lynch, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees. For the avoidance of doubt, nothing herein shall diminish the Company’s obligation to pay or reimburse any expenses pursuant to any engagement letter or other agreement entered into between the Company and any Representative. Except as explicitly provided in this Section 7(a) and Section 11, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors.

(b)                                 Each Selling Stockholder will pay all of its costs and expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Shares by such Selling Stockholder to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) its pro rata share (based on the number of Shares to be sold by each Selling Stockholder) of all fees and expenses of counsel not payable by the Company pursuant to Section 7(a)(ix) above and of all fees and expenses of other advisors to such Selling Stockholder.

(c)                                  If this Agreement shall be terminated by the Underwriters pursuant to Sections 9(a)(i) (other than if the condition not fulfilled is the condition set forth in Section 8(c)) or (a)(iv)(A) hereof, the Company will reimburse the Underwriters for all of their reasonable out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of Underwriters’ counsel).

8.                                      Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company and the Operating Partnership on the date hereof, at the Closing Time and on each Option Closing Time, as applicable, (ii) the accuracy of the statements of the officers of the Company, for itself and as the general partner of the Operating Partnership, made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company and the Operating Partnership of all their respective covenants and other obligations hereunder and (iv) the satisfaction of the following other conditions at the Closing Time or on each Option Closing Time, as applicable:

(a)                                 The Company shall furnish or cause to be furnished to the Underwriters at the Closing Time and on each Option Closing Time (i) the opinion and negative assurance letter of Winston & Strawn LLP, counsel for the Company, each addressed to the Representatives and dated the Closing Time and each Option Closing Time, in substantially the form set forth on Exhibit C-1 and Exhibit C-2 hereto and (ii) the opinion of Venable LLP, Maryland counsel for the Company, addressed to the Representatives and dated the Closing Time and each Option Closing Time, in substantially the form set forth on Exhibit D. In addition, the Company shall furnish or caused to be furnished to the Underwriters at the Closing Time and on each Option Closing Time the opinion of Winston & Strawn LLP, tax counsel for the Company, regarding certain U.S. federal income tax matters, addressed to the Representatives and dated the Closing Time and each Option Closing Time, in substantially the form set forth on Exhibit C-3 hereto.

(b)                                 The Selling Stockholders shall furnish to the Underwriters at the Closing Time an opinion of Winston & Strawn LLP, or such other counsel acting on behalf of the Selling Stockholders reasonably acceptable to the Representatives, addressed to the Representatives and dated the Closing Time, in substantially the form attached hereto as Exhibit E.

(c)                                  The Underwriters shall have received at the Closing Time an opinion and negative assurance letter of Vinson & Elkins L.L.P., counsel for the Underwriters, each addressed to the Representatives and dated the Closing Time, in form and substance reasonably satisfactory to the Representatives.

(d)                                 The Representatives shall have received from KPMG LLP (i) a “comfort” letter dated as of the date hereof and (ii) a “bring down” comfort letter dated as of the Closing Time and each Option Closing Time, in each case addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives.

(e)                                  Prior to the Closing Time or any Option Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued and no proceedings for such purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(g)                                  Between the time of execution of this Agreement and the Closing Time or any Option Closing Time, there shall not have occurred any event, circumstance or change constituting a Material Adverse Effect.

(h)                                 The Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(i)                                     FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)                                    The Representatives shall have received lock-up agreements from each officer and director of the Company in the form attached hereto as Exhibit B, and such letter agreements shall be in full force and effect.

(k)                                 The Company shall have delivered to the Representatives a certificate, executed by its Chief Executive Officer and its Chief Financial Officer, on behalf of the Company and the Operating Partnership, to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or such Option Closing Time, as applicable, (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), (ii) the conditions set forth in Sections 8(e) and (g) above have been satisfied and are true and correct as of the Closing Time or the applicable Option Closing Time, and (iii) each of the Company and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time or the applicable Option Closing Time.

(l)                                     Each Selling Stockholder (or one or more Attorneys) will, at the Closing Time, deliver to the Underwriters a certificate to the effect that:

(i)                                     the representations and warranties of such Selling Stockholder set forth in this Agreement and in the Custody Agreement and Power of Attorney are true and correct as of such date; and

(ii)                                  such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under the Custody Agreement and Power of Attorney, as applicable at or prior to such date.

(m)                             The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

(n)                                 Each of the Selling Stockholders shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Disclosure Package and the Prospectus relating to such Selling Stockholder’s Selling Stockholder Information, as applicable, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

9.                                      Termination:

(a)                                 Termination; General.  The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time on or prior to Closing Date (and, if any Option Shares are to be purchased on an Option Closing Time that occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Shares, by notice to the Company and the Selling Stockholders at any time on or prior to such Option Closing Time)  any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis, including any epidemic or pandemic involving an infectious disease (including without limitation COVID-19 or any related/mutated form) or other similar health crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or if a banking moratorium has been declared by either U.S. federal or New York authorities or if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company, by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities has been placed on negative outlook.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that Sections 3, 4, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22 and 23 hereof shall survive such termination and remain in full force and effect.

(c)                                  Notice. If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company and the Underwriters shall be notified promptly by telephone, letter, electronic mail or fax, in each case promptly confirmed by letter or fax.

10.                               Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party other than the defaulting Underwriter to any other party, except that the provisions of Sections 7 and 11 hereof shall at all times be effective and shall survive such termination.

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

11.                               Indemnity and Contribution by the Company, the Operating Partnership, the Selling Stockholders and the Underwriters:

(a)                                 Indemnification by the Company.  Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing the Waters Communications, the Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(e) hereof) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 11(c) hereof.

(b)                                 Indemnification by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished or confirmed (in each case orally or in writing) to the Company by or on behalf of such Selling Stockholder expressly for use therein.

(c)                                  Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.  The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the [third]

paragraph under such caption and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the [eleventh] paragraph under such caption (but only insofar as such information concerns the Underwriters).

(d)                                 Actions Against Parties; Notification.  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof.  Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 11(a) hereof shall be selected by the Representatives, and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 11(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 11, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)                                   Other Agreements with Respect to Indemnification and Contribution.  The provisions of this Section 11 shall not affect any agreements among the Company and the Selling Stockholders with respect to indemnification of each other or contribution between themselves.

(g)                                  Indemnification for Reserved Securities.  In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless Merrill Lynch, its affiliates and selling agents and each person, if any, who controls Merrill Lynch within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and

(i)                                     against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws, rules or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any “prospectus wrapper” or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 11:59 P.M. (New York City time) on the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities, other than losses, liability, claims, damages and expenses that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of Merrill Lynch or any of its affiliates;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in clause (i) above; provided that any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in clause (i) above, to the extent that any such expense is not paid under clause (i) or (ii) above.

(h)                                 Contribution.  If the indemnification provided for in this Section 11 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions (or, in the case of indemnification pursuant to Section 11(g) above, arising out of or based upon any matters referred to in such Section) that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(h) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 11(h).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11(h) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11(h), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11(h), each affiliate of any Underwriter, each officer, director, employee, partner and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 11(h) are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule II hereto and not joint.

12.                               Survival:

The indemnity and contribution agreements contained in Section 11 and the covenants, warranties and representations of the Company, the Operating Partnership and the Selling Stockholders contained in Sections 3, 4, 5, 6 and 7 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or by or on behalf of the Company, its directors and officers, the Operating Partnership, the Selling Stockholders or any person who controls the Company, the Operating Partnership or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Operating Partnership, each Selling Stockholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company or the Operating Partnership, against any of the Company’s officers and directors, and in the case of the Underwriters, against any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

13.                               Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. Each of the Company, the Operating Partnership and the Selling Stockholders acknowledges and agrees that: (i) each of the Underwriters is acting solely as a principal in connection with the sale of the Shares and the process leading thereto and no fiduciary, advisory or agency relationship between the Company, any of its Subsidiaries or any of the Selling Stockholders, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether or not any of the Underwriters has advised or is advising the Company or any of the Selling Stockholders on other matters and no Underwriter has any obligation to the Company, any of its Subsidiaries or any Selling Stockholder with respect to the offering of the Shares except the obligations expressly set forth in this Agreement; (ii) the public offering price of the Shares and the price to be paid by the

Underwriters for the Shares set forth in this Agreement were established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters; (iii) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and the Selling Stockholders and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or any of the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship or otherwise; (v) it waives and releases, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of agency or fiduciary duty or alleged breach of agency or fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such an agency or fiduciary duty claim or to any person or entity asserting an agency or fiduciary duty claim on its behalf  or in right of it or the Company or any stockholders, employees or creditors of Company, or any Selling Stockholder; (vi) the information and transactions contemplated in this Agreement do not constitute an offer or a solicitation of an offer to transact in any securities or other financial instrument with any natural person; and (vii) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company, the Operating Partnership and each Selling Stockholder acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein.

14.                               Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile number: (212) 214-5918; BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, facsimile number: (646) 855 3073, with a copy to: Attention: ECM Legal, facsimile number: (212) 230-8730; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: (646) 291-1469; Stifel, Nicolaus & Company, Incorporated, One South Street, 17th Floor Baltimore, Maryland 21202, Attention: Michael A. Gilbert, facsimile number: (443) 224-1495; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; with a copy to Vinson & Elkins L.L.P., 901 East Byrd Street, Suite 1500, Richmond, Virginia 23219, Attention: Daniel M. LeBey, facsimile number: (804) 479-8286; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 5910 North Central Expressway, Suite 1600, Dallas, Texas 75206; with a copy to Winston & Strawn LLP, 35 W. Wacker Drive, Chicago, Illinois 60601, Attention: Christina T. Roupas; or if to a Selling Stockholder, c/o Winston & Strawn LLP, 35 W. Wacker Drive, Chicago, Illinois 60601, Attention: Christina T. Roupas.

15.                               Recognition of the U.S. Special Resolution Regimes:

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the

United States. “Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

16.                               Governing Law; Headings:

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, OR DISPUTE RELATING OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

17.                               Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership, the Selling Stockholders and the controlling persons, directors and officers referred to in Sections 11 and 12 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18.                               Research Analyst Independence:

The Company and the Selling Stockholders acknowledge that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ respective investment banking divisions.  The

Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

19.                               Trial by Jury:

The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               Consent to Jurisdiction:

The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

21.                               Waiver of Immunity:

With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, the Company and each of the Selling Stockholders irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such action, suit or proceeding, waives any such immunity in any court of competent jurisdiction, and agrees not to raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

22.                               Judgment Currency:

The obligation of the Company and each Selling Stockholder in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and each Selling Stockholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss in respect of any sum due to such Underwriter from the Company or such Selling Stockholder, as the case may be.  If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the applicable Selling Stockholder, as the case may be, an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

23.                               Counterparts and Facsimile Signatures:

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership, the Selling Stockholders and the Underwriters.

[Signature Page Follows]

Very truly yours,

NETSTREIT Corp.

By:
Title:

NETSTREIT, L.P.

By:
Title:

SELLING STOCKHOLDERS LISTED ON SCHEDULE I ATTACHED HERETO

By: [ ]

Attorney-in-Fact

[Signature Page to Underwriting Agreement]

Accepted to and agreed to as of the date first above written

WELLS FARGO SECURITIES, LLC

By:
Print:
Title:

BofA SECURITIES, INC.

By:
Print:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Print:
Title:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Print:
Title:

JEFFERIES LLC

By:
Print:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Name of Party Selling Shares	Number of Initial Shares to be Sold
NETSTREIT Corp.	[ ]
[Selling Stockholders TBD]	[ ]
Selling Stockholders subtotal	[ ]
Total	[ ]

SCHEDULE II

Underwriter	Number of Initial Shares to be Purchased
Wells Fargo Securities, LLC	[ ]
BofA Securities, Inc.	[ ]
Citigroup Global Markets Inc.	[ ]
Stifel, Nicolaus & Company, Incorporated	[ ]
Jefferies LLC	[ ]
Total	[ ]

SCHEDULE III

Part A

Issuer Free Writing Prospectuses

Part B

Pricing Information

Public offering price: $[·] per Share

Number of Initial Shares purchased by the Underwriters from the Company: [·]

Number of Initial Shares purchased by the Underwriters from the Selling Stockholders: [·]

Number of Option Shares to be sold by the Company at the option of the Underwriters: up to [·]

Underwriting Discount and Commission: $[·]

Part C

Road Show

Exhibit A-1

Exhibit A-2

Exhibit B

Exhibit C-1

Exhibit C-2

Exhibit C-3

Exhibit D

Exhibit E